UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2007

KENDLE INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Vine Street, Suite 1200, Cincinnati, Ohio		45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2007, Kendle International Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC (the “Underwriter”) for the issuance and sale by the Company of $175,000,000 aggregate principal amount of the Company’s 3.375% Convertible Senior Notes due 2012 (the “Notes”), pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-141475). The Company also granted the Underwriter an option to purchase up to an additional $25,000,000 aggregate principal amount of additional Notes solely to cover over-allotments. The Underwriter has exercised in full this over-allotment option. On July 16, 2007, the Company announced the closing of this underwritten offering. The Company estimates net proceeds from the sale of the Notes of approximately $193.6 million after deducting underwriter discounts and commissions and estimated expenses of the offering payable by the Company. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Notes are being issued pursuant to an Indenture, dated March 21, 2007 (the “Base Indenture”), as amended and supplemented by Supplemental Indenture No. 1 dated July 16, 2007 (together with the Base Indenture, the “Indenture”), between the Company and LaSalle Bank National Association, as trustee. A copy of the Supplemental Indenture No. 1, which includes a form of the Note, is attached hereto as Exhibit 4.1, and is incorporated by reference.

In connection with the pricing of the Notes, on July 10, 2007, the Company also entered into convertible note hedge transactions (the “Hedge Transactions”) with respect to its common stock, no par value per share (the “Common Stock”), with UBS AG, London Branch, an affiliate of the Underwriter, and JP Morgan Chase Bank, National Association, London Branch. The Hedge Transactions will cover, subject to customary anti-dilution adjustments, approximately 4.2 million shares of Common Stock at a strike price which corresponds to the initial conversion price of the Notes. The Company paid an aggregate amount of approximately $42.9 million of the proceeds from the sale of the Notes for the Hedge Transactions. Copies of the Confirmations of Convertible Bond Hedge Transaction are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

In connection with the underwritten offering, the Company also entered into warrant transactions (the “Warrant Transactions”) whereby the Company sold to UBS AG, London Branch and JPMorgan Chase Bank, National Association, London Branch warrants to acquire, subject to customary anti-dilution adjustments, approximately 4.2 million shares of Common Stock at a strike price of approximately $61.22 per share (the “Warrants”). The Company received aggregate proceeds of approximately $24.7 million from the sale of the Warrants. Copies of the Confirmations of Issuer Warrant Transaction are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference.

The Hedge Transactions are expected to reduce the potential dilution upon conversion of the Notes in the event that the volume-weighted average price per share of the Common Stock at the time of exercise is greater than the strike price of the Hedge Transactions, which initially corresponds to the conversion price of the Notes and is subject, with certain exceptions, to the adjustments applicable to the conversion rate of the Notes. If, however, the volume-weighted average price per share of the Common Stock exceeds the strike price of the Warrant Transactions, the dilution mitigation under the Hedge Transactions will be capped, which means that there would be dilution from conversion of the Notes to the extent that the then volume-weighted average price per share of the Common Stock exceeds the strike price of the Warrant Transactions. These transactions generally have the effect of increasing the conversion price of the Notes to $61.22 per share of Common Stock, representing approximately a 70 percent premium based on the closing sales price as reported on The Nasdaq Global Market on July 10, 2007.

The Hedge Transactions and the Warrant Transactions are separate transactions entered into by the Company with the relevant financial institutions, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Hedge Transactions and Warrant Transactions.

The Company used approximately $18.2 million of the net proceeds of the offering to pay the net cost of the convertible note hedge transactions and the warrant transactions. The Company is required to pay at least 75% of the net proceeds (approximately $146 million) of this offering toward repayment of amounts owed under the term loan under its credit agreement. The Company intends to use the remaining net proceeds from this offering for other general corporate purposes, which may include repayment of other indebtedness, working capital and acquisitions or investments in businesses, products or technologies that are complementary to those of the Company. Specifically, the Company intends to use approximately $28.0 million of the remaining net proceeds from this offering for the purpose of repaying additional indebtedness under its credit facility.

The Warrants and the underlying Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 is contained in Item 1.01 and Item 8.01 and is incorporated herein by reference.

ITEM 3.02.	UNREGISTERED SALE OF EQUITY SECURITIES.

On July 10, 2007, pursuant to the Warrant Transactions, the Company sold warrants to acquire, subject to customary anti-dilution adjustments, approximately 4.2 million shares of Common Stock at a strike price of approximately $61.22 per share of Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company received aggregate proceeds of approximately $24.7 million from the sale of the Warrants.

Additional information pertaining to the Warrants is contained in Item 1.01 and is incorporated herein by reference.

Neither the Warrants nor the underlying Common Stock issuable upon conversion of the Warrants have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

ITEM 8.01.	OTHER EVENTS.

On July 11, 2007 the Company issued a press release announcing the pricing of the offering of the Notes. On July 16, 2007, the Company issued a press release announcing the closing of its previously-announced offering of the Notes. A copy of these press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 10, 2007, by and between Kendle International Inc. and UBS Securities LLC.

4.1*	Indenture between Kendle International Inc. and LaSalle Bank, National Association, dated March 21, 2007.

4.2	Supplemental Indenture No. 1, including the Form of 3.375% Convertible Senior Notes due 2012, between Kendle International Inc. and LaSalle Bank, National Association, dated July 16, 2007.

5.1	Opinion of Keating Muething & Klekamp PLL.

10.1	Confirmation of Convertible Bond Hedge Transaction, dated July 10, 2007, by and between Kendle International Inc. and UBS AG, London Branch.

10.2	Confirmation of Convertible Bond Hedge Transaction, dated July 10, 2007, by and between Kendle International Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.3	Confirmation of Issuer Warrant Transaction, dated July 10, 2007, by and between Kendle International Inc. and UBS AG, London Branch.

10.4	Confirmation of Issuer Warrant Transaction, dated July 10, 2007, by and between Kendle International Inc. and JPMorgan Chase Bank, National Association, London Branch.

99.1	Press release dated July 11, 2007 announcing pricing of offering.

99.2	Press release dated July 16, 2007 announcing closing of offering.

*	Filed as an exhibit to the Company’s Form S-3 dated March 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: July 16, 2007	/s/ Karl Brenkert III
Karl Brenkert III
Senior Vice President-Chief Financial Officer